Exhibit 10.1

OVERSEAS SHIPHOLDING GROUP, INC.
MANAGEMENT INCENTIVE COMPENSATION PLAN
STOCK BONUS GRANT AGREEMENT

THIS AGREEMENT, made as of this _____ day of _______________ (the “Agreement”), by and between Overseas Shipholding Group, Inc. (the “Company”), and _______________ (the “Grantee”).

WHEREAS, the Company has adopted the Overseas Shipholding Group, Inc. Management Incentive Compensation Plan (the “Plan”) to promote the interests of the Company and its shareholders by providing the employees and consultants of the Company with incentives and rewards to encourage them to continue in the service of the Company and with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company; and

WHEREAS, Section 7 of the Plan provides for the grant of Other Stock-Based Awards, including fully vested shares of Common Stock, to Participants in the Plan.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.Grant of Stock Bonus. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Grantee an award (the "Award") of _____ shares of fully vested Class A Common Stock ( “Stock Bonus Shares”).
2.    Grant Date. The “Grant Date” of the Stock Bonus Shares hereby granted is __________.
3.    Incorporation of the Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall govern. Unless otherwise indicated herein, all capitalized terms used herein shall have the meanings given to such terms in the Plan.
4.    Rights as Shareholder; Holding Requirement. The Grantee shall be the record owner of the Stock Bonus Shares and shall be entitled to all of the rights of a shareholder of the Company including the right to vote such shares and receive all dividends or other distributions paid with respect to such shares. Notwithstanding the foregoing sentence, the Grantee agrees to retain ownership of the Stock Bonus Shares, other than any Stock Bonus Shares withheld pursuant to Section 6, until the earliest to occur of (i) a Change in Control; (ii) the Grantee's Separation from Service Date, solely in the event of a termination of the Grantee's employment by the Company without Cause or by the Grantee for Good Reason (as each such term is defined in Section 17); and (iii) the third (3rd) anniversary of the Grant Date.
5.    Restrictive Covenants. Unless otherwise determined by the Committee in its sole discretion, by accepting the Stock Bonus Shares, the Grantee acknowledges that the Grantee is bound by the following restrictive covenants (the “Restrictive Covenants”):
(a)    Except to the extent (1) expressly authorized in writing by the Company or (2) required by law or any legal process, the Grantee shall not at any time during the Grantee’s Employment with the Company or any of its Affiliates or following the date the Grantee’s Employment terminates use, disseminate, disclose or divulge to any person or to any firm, corporation, association or other business entity, Confidential Information (as defined in Section 17 herein) or proprietary Trade Secrets (as defined in Section 17 herein) of the Company or any of its Affiliates; or

(b)    The Grantee shall not at any time during the Grantee’s Employment with the Company or any of its Affiliates or following the date the Grantee’s Employment terminates make any derogatory, disparaging or negative statements, orally, written or otherwise, against the Company or any of its Affiliates or any of their respective directors, officers and employees.
Notwithstanding clause (a) above, pursuant to the Defend Trade Secrets Act of 2016 (18 U.S.C. 1833(b)), the Grantee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence either directly or indirectly to a federal, state, or local government official, or to an attorney, solely for the purpose of reporting or investigating a violation of law. The Grantee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret made in a complaint, or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If the Grantee files a lawsuit or other action alleging retaliation by the Company for reporting a suspected violation of law, the Grantee may disclose the trade secret to the Grantee’s attorney and use the trade secret in the court proceeding or other action, if the Grantee files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. This paragraph shall govern to the extent it may conflict with any other provision of this Agreement.
The Restrictive Covenants are in addition to and do not supersede any rights the Company or any of its Affiliates may have in law or at equity or under any other agreement. Notwithstanding the foregoing, in the event the Grantee has a valid and enforceable employment agreement with the Company that contains similar restrictive covenants to those set forth herein, to the extent there is a conflict between the Restrictive Covenants and such employment agreement, the terms of such employment agreement shall prevail.
By accepting the Stock Bonus Shares, the Grantee shall further agree that it is impossible to measure in money the damages which will accrue to the Company or any of its Affiliates in the event the Grantee breaches the Restrictive Covenants. Therefore, if the Company or any of its Affiliates shall institute any action or proceeding to enforce the provisions hereof, the Grantee shall agree to waive the claim or defense that the Company or any of its Affiliates has an adequate remedy at law and the Grantee shall agree not to assert in any such action or proceeding the claim or defense that the Company or any of its Affiliates has an adequate remedy at law.
If at any time the Committee reasonably believes that the Grantee has breached any of the Restrictive Covenants described in clauses (a) and (b) above or in any other agreement including any employment agreement, the Grantee shall repay to the Company, upon demand, the Stock Bonus Shares. The Grantee shall also be required to repay to the Company, in cash and upon demand, any proceeds resulting from the sale or other disposition (including to the Company) of the Stock Bonus Shares if the sale or disposition was effected at any time during such breach.
The foregoing shall not prejudice the Company’s right to require the Grantee to account for and pay over to the Company on a pre-tax basis any profit obtained by the Grantee as a result of any transaction constituting a breach of the Restrictive Covenants.
6.    Taxes.
(a)    Liability for Tax-Related Items. Except to the extent prohibited by law, the Grantee acknowledges that the Grantee is ultimately liable and responsible for any and all income taxes (including federal, state, local and other income taxes), social insurance, payroll taxes and other tax-related withholding (the “Tax-Related Items”) arising in connection with the Stock Bonus Shares, regardless of any action the Company takes with respect to such Tax-Related Items. The Grantee further acknowledges that the Company (i) does not make any representation or undertaking regarding the treatment of any Tax-Related Item in connection with any aspect of the Stock Bonus Shares and (ii) does not commit, and is under no obligation, to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result.
(b)    Payment of Withholding Taxes. Notwithstanding any contrary provision of this Agreement, no shares of Common Stock shall be issued unless and until satisfactory arrangements (as determined by the

Committee) have been made by the Grantee with respect to the payment of any taxes which the Company determines must be withheld with respect to such shares of Common Stock. If the Grantee is subject to Section 16 of the Exchange Act pursuant to Rule 16a-2 promulgated thereunder, the Company will withhold from shares of Common Stock upon the relevant tax withholding event, unless the use of such withholding method is prevented by applicable law or has materially adverse accounting or tax consequences, in which case, the withholding obligation may be satisfied by one or a combination of the methods set forth in the Plan. If the Grantee is not subject to Section 16 of the Exchange Act pursuant to Rule 16a-2 promulgated thereunder, the Grantee may elect to have the Company withhold from shares of Common Stock upon the relevant tax withholding event and such election shall satisfy the Grantee's obligations under this Section 6.
7.    Modification; Entire Agreement; Waiver. No change, modification or waiver of any provision of this Agreement which reduces the Grantee’s rights hereunder will be valid unless the same is agreed to in writing by the parties hereto. This Agreement, together with the Plan, represent the entire agreement between the parties with respect to the Stock Bonus Shares. The failure of the Company to enforce at any time any provision of this Agreement will in no way be construed to be a waiver of such provision or of any other provision hereof.
8.    Policy Against Insider Trading; Recoupment. By accepting the Stock Bonus Shares, the Grantee acknowledges that the Grantee is bound by and shall comply with all the terms and conditions of the Company’s insider trading policy as may be in effect from time to time. The Grantee further acknowledges and agrees that the Stock Bonus Shares, and any proceeds of such Stock Bonus Shares, are subject to any recoupment or "clawback" policy of the Company as may be in effect from time to time and applied with prospective or retroactive effect.
9.    Data Privacy Consent. The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in this Agreement and any other grant materials by the Company for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that the Company may hold certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, work location and phone number, date of birth, social insurance number or other identification number, salary, nationality, job title, hire date, any shares of Common Stock or directorships held in the Company or any of its Affiliates, details of all awards or any other entitlement to shares awarded, cancelled, exercised, vested, unvested or outstanding in the Grantee’s favor, for the purpose of implementing, administering and managing the Plan (“Personal Data”). The Grantee understands that Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, now or in the future, that these recipients may be located in the Grantee’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Grantee’s country. The Grantee authorizes the recipients to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that Personal Data will be held only as long as is necessary or appropriate to implement, administer and manage the Grantee’s participation in the Plan. Further, the Grantee understands that the Grantee is providing the consents herein on a purely voluntary basis.
10.    Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. This Agreement will be binding upon the Grantee and the Grantee’s beneficiary, if applicable.
11.    Captions. Captions provided herein are for convenience only and shall not affect the scope, meaning, intent or interpretation of the provisions of this Agreement.
12.    Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.
13.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
14.    Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the provisions governing conflict of laws.
15.    Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the Stock Bonus Shares subject to all of the terms and conditions of the Plan and this Agreement. The Grantee hereby acknowledges that all decisions, determinations and interpretations of the Board of Directors, or a Committee thereof, in respect of the Plan, this Agreement and the Stock Bonus Shares shall be final and conclusive. The Grantee acknowledges that there may be adverse tax consequences upon disposition of the Stock Bonus Shares and that the Grantee should consult a tax advisor prior to such disposition.
16.    Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payment and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A of the Code.
17.    Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:
(a)    "Annual Bonus" shall have the meaning given to such term in the Employment Agreement.
(b)    "Cause" shall have the meaning given to such term in the Employment Agreement.
(c)    "Competitor” shall mean any individual, corporation, partnership or other entity that engages in (or that owns a significant interest in any corporation, partnership or other entity that engages in) any business conducted by the Company or any of its Affiliates.
(d)    “Confidential Information” shall mean all information regarding the Company or any of its Affiliates, any Company activity or the activity of any of its Affiliates, Company business or the business of any of its Affiliates, or Company customers or the customers of any of its Affiliates that is not generally known to persons not employed or retained (as employees or as independent contractors or agents) by the Company or any of its Affiliates, that is not generally disclosed by Company practice or authority to persons not employed by the Company or any of its Affiliates that does not rise to the level of a Trade Secret and that is the subject of reasonable efforts to keep it confidential, and shall include, to the extent such information is not a Trade Secret and to the extent material, but not be limited to product code, product concepts, production techniques, technical information regarding the Company’s or any of its Affiliates’ products or services, production processes and product/service development, operations techniques, product/service formulas, information concerning Company or any of its Affiliates’ techniques for use and integration of its website and other products/services, current and future development and expansion or contraction plans of the Company or any of its Affiliates, sale/acquisition plans and contacts, marketing plans and contacts, information concerning the legal affairs of the Company or any of its Affiliates and certain information concerning the strategy, tactics and financial affairs of the Company or any of its Affiliates; provided that Confidential Information shall not include information that has become generally available to the public, other than through a breach by such Grantee; and provided further that this definition shall not limit any definition of “confidential information” or any equivalent term under the Uniform Trade Secrets Act or any other state, local or federal law.
(e)    "Employment Agreement" shall mean the employment agreement dated as of July 17, 2016 between the Company and the Grantee, as amended and in effect from time to time.

(f)    "Good Reason" shall have the meaning given to such term in the Employment Agreement.
(g)    "Separation From Service Date" shall have the meaning given to such term in the Employment Agreement.
(h)    “Trade Secrets” shall mean all secret, proprietary or confidential information regarding the Company (which shall mean and include all of the Company’s subsidiaries and all Affiliates and joint ventures connected by ownership to the Company at any time) or any Company activity that fits within the definition of “trade secrets” under the Uniform Trade Secrets Act or other applicable law, and shall include, but not be limited to, all source codes and object codes for the Company’s software and all website design information to the extent that such information fits within the Uniform Trade Secrets Act; provided that Trade Secrets shall not include information that has become generally available to the public, other than through a breach by such Grantee; and provided further that this definition shall not limit any definition of “trade secrets” or any equivalent term under the Uniform Trade Secrets Act or any other state, local or federal law.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Grantee has hereunto signed this Agreement on the Grantee’s own behalf, thereby representing that the Grantee has carefully read and understands this Agreement and the Plan as of the day and year first written above.

OVERSEAS SHIPHOLDING GROUP, INC.

By: Timothy J. Bernlohr
Title: Chairman, Human Resources and Compensation
Committee

Acknowledged and Accepted: